UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 3, 2018

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

On October 4, 2018, International Flavors & Fragrances Inc. (“IFF”) completed its previously announced acquisition of Frutarom Industries Ltd., a company organized under the laws of the State of Israel (“Frutarom”), pursuant to the Agreement and Plan of Merger, dated May 7, 2018 (as amended on August 25, 2018, the “Merger Agreement”), among IFF, Frutarom and Icon Newco Ltd., a company organized under the laws of the State of Israel and a wholly owned subsidiary of IFF (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Frutarom (the “Merger”), with Frutarom continuing as the surviving company in the Merger and a wholly owned subsidiary of IFF.

As a result of the Merger, each ordinary share, par value NIS 1.00 per share, of Frutarom (the “Frutarom Ordinary Shares”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Frutarom Ordinary Shares held by Frutarom as treasury stock (dormant shares) or held directly or indirectly by IFF, Merger Sub or any wholly owned subsidiary of Frutarom) was converted into the right to receive (i) $71.19 in cash (the “Cash Consideration”) and (ii) 0.2490 of a validly issued, fully paid and nonassesable share of common stock, par value $0.125 per share, of IFF (“IFF Common Stock”), with cash in lieu of fractional shares of IFF Common Stock otherwise issuable (such shares of IFF Common Stock and any such cash in lieu of fractional shares, together with the Cash Consideration, the “Merger Consideration”), in each case without interest and subject to applicable tax withholding.

At the Effective Time, each Frutarom option and Frutarom restricted stock award that was outstanding and vested as of immediately prior to the Effective Time, was canceled in exchange for the right to receive the Merger Consideration in respect of each net share subject to such vested option or award, less applicable tax withholding. For this purpose, “net share” means, with respect to an option or award, the quotient of (i) the product of (A) the excess, if any, of the value of the Merger Consideration (calculated as specified in the Merger Agreement) over the exercise price or purchase price per Frutarom Ordinary Share (as applicable) subject to such option or award, multiplied by (B) the number of Frutarom Ordinary Shares subject to such option or award, divided by (ii) the value of the Merger Consideration.

At the Effective Time, each Frutarom option and each Frutarom restricted stock award that was outstanding and unvested as of immediately prior to the Effective Time was canceled and converted into the right of the applicable holder to receive, on the applicable vesting date that applies to such unvested option or award, subject to the holder’s continued employment with Frutarom or an affiliate through such date, a cash payment in U.S. dollars equal to the product of (i) the total number of Frutarom Ordinary Shares subject to such option or restricted stock award multiplied by (ii) the excess, if any, of the value of the Merger Consideration over the exercise price or purchase price per Frutarom Ordinary Share (as applicable) subject to such unvested equity award, less applicable tax withholding.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to (i) the Merger Agreement, a copy of which was filed as Exhibit 2.1 to IFF’s Current Report on Form 8-K filed with the Securities Exchange Commission (“SEC”) on May 9, 2018, and which is incorporated herein by reference and (ii) Amendment No. 1 to the Merger Agreement, dated as of August 25, 2018, a copy of which was filed as Exhibit 2.1 to IFF’s Current Report on Form 8-K filed with the SEC on August 27, 2018, and which is incorporated herein by reference.

The Merger Agreement has been incorporated by reference to provide investors with information regarding its terms. It is not intended to provide any other factual information about IFF, Frutarom or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in IFF’s or Frutarom’s respective public disclosures.

A portion of the Cash Consideration was funded with (a) borrowings under IFF’s previously reported $350 million senior unsecured term loan credit agreement, dated June 6, 2018, among IFF, Morgan Stanley Senior Funding, Inc., as administrative agent, and each lender party thereto (as amended, the “Term Loan Credit Agreement”), (b) amounts received from the previously reported offering of 12,667,947 shares of IFF Common Stock, which closed on September 17, 2018 (the “Common Stock Offering”), (c) amounts received from the previously reported offering of 16,500,000 of IFF’s 6.00% tangible equity units, which closed on September 17, 2018 (together with the Common Stock Offering, the “Equity Offerings”), (d) amounts received from the previously reported offering of €1.1 billion aggregate principal amount of IFF’s senior unsecured euro-denominated notes, which closed on September 25, 2018 (the “Euro Notes Offering”), and (e) amounts received from the previously reported offering of $1.5 billion aggregate principal amount of IFF’s senior unsecured U.S. dollar-denominated notes, which closed on September 26, 2018 (the “USD Notes Offering”). For more information regarding the Term Loan Credit Agreement, the Equity Offerings, the Euro Notes Offering and the USD Notes Offering, please see IFF’s Current Report on Form 8-K filed on June 8, 2018, September 17, 2018, September 25, 2018 and September 26, 2018, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously reported, on June 6, 2018, IFF entered into the Term Loan Credit Agreement. On October 3, 2018, IFF incurred a senior unsecured term loan in an aggregate principal amount of $350 million under the Term Loan Credit Agreement maturing three years from the funding date to finance a portion of the Cash Consideration, repay certain indebtedness of IFF, Frutarom and/or their respective subsidiaries and pay related fees and expenses.

Item 7.01.	Regulation FD Disclosure

Incorporated by reference is a press release issued by IFF on October 4, 2018, which is attached hereto as Exhibit 99.1.

The information in this Item 7.01 (i) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section; and (ii) shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements of Frutarom required by this Item are not included in this Current Report on Form 8-K. Such financial statements will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

Pro forma financial information relative to the acquired business is not included in this Current Report on Form 8-K. Such pro forma financial information will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated May 7, 2018, by and among International Flavors & Fragrances, Inc., Frutarom Industries Ltd. and Icon Newco Ltd. (incorporated by reference to Exhibit 2.1 to IFF’s Current Report on Form 8-K filed with the SEC on May 9, 2018).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated August 25, 2018, by and among International Flavors & Fragrances, Inc., Frutarom Industries Ltd. and Icon Newco Ltd. (incorporated by reference to Exhibit 2.1 to IFF’s Current Report on Form 8-K filed with the SEC on August 27, 2018)

99.1	Press Release, dated October 4, 2018, issued by International Flavors & Fragrances Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Date: October 4, 2018	By:	/s/ Richard A. O’Leary
Name: Richard A. O’Leary
Title: Executive Vice President and Chief Financial Officer